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                                                                   Exhibit 10.12

                         Direct Bill Services Agreement

          This Agreement ("Agreement") is made as of the last date and year specified on the signature page hereof, by and between Cingular Wireless LLC, a Delaware Limited Liability Company ("Cingular"), and Dwango North America, Inc. a Texas corporation, ("Customer").

     Whereas, Cingular provides a service which will allows Customer to sell to Cingular subscribers Information Services, including graphics, games, ring tones and other content which can be used, played or displayed on certain wireless enabled devices ("Information Services");

     Whereas, as a part of such service, Cingular will include on certain of its subscribers' bills for wireless services, the charges imposed by Customer for Information Services ("DirectBill Service")

     Whereas, Customer wishes to subscribe to Cingular's DirectBill Service."

     Now, therefore, for and in consideration of the premises and other good and valuable consideration, the parties agree as follows:

          1.    DEFINITIONS

          1.1 "Affiliate" shall mean any entity which, directly or indirectly, is controlled by Cingular, or any partnership, joint venture, consortium or other such entity in which Cingular or its Affiliates have any material form of ownership or any managerial interest. For purposes of this definition, "material form of ownership" shall be deemed to include partnerships, joint ventures, consortiums or other entities in which Cingular or its Affiliates have at least a thirty percent (30%) ownership interest.

          1.2 "Cingular Marks" means the trademarks, service marks, logos and other distinctive brand marks of Cingular or its Affiliates that are used in or relate to Cingular's business.

          1.3 "Customer" means the entity named above and identified as Customer. Customer represents that it does business under the following names: Dwango Wireless. Customer represents that its address is: 5847 San Felipe St., Suite 2825, Houston, Texas 77057-3000. Customer represent that the following is a toll-free number at which DirectBill Subscribers may contact Customer to discuss problems with Customer's Information Services.

          1.4 "DirectBill Subscribers" means Cingular wireless Subscribers who have registered to have Information Services billed on their wireless phone account.

          1.5 "Unsuitable Information Services" means Information Services that Cingular may at its sole discretion determine to be inappropriate for billing by Cingular, including images or content that is in any way unlawful, harmful, threatening, defamatory, obscene, harassing, or racially, ethically or

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                otherwise objectionable; Information Services that facilitate illegal activity, depict sexually explicit images, promote violence, promote discrimination, promote illegal activities, or incorporate any materials that infringe or assist others to infringe on any copyright, trademark, or other intellectual property rights.

          2.    SCOPE OF SERVICES

          2.1 Cingular shall allow its Subscribers to register for DirectBill service through a website maintained by Cingular. Upon registration and selection of a pin code DirectBill Subscribers may purchase Information Services.

          2.2 Cingular through its vendor, Qpass Inc. will authenticate DirectBill Subscribers and deliver the Information Services to the DirectBill Subscriber initiating the purchase. A description of the authorization and process of delivery of the Information Services is shown in the DirectBill QuickStart Guide which will be provided to Customer upon execution of this agreement, and can be found at alliance.cingularinteractive.com. This guide is subject to revision at any time with reasonable notification to Customer.

          2.3 The Information Services approved by Cingular, and which can be offered and delivered by the Customer to DirectBill Subscribers are shown in Exhibit 1 ("Approved Information Services") of this agreement.

          2.4 It is expressly understood and agreed that this Agreement does not grant to either party any exclusive privileges or rights and that either party may participate in similar business arrangements and for similar content as described herein and contract with other organizations in association therewith.

          3.    CINGULAR UNDERTAKING AND REPRESENTATIONS

          3.1 Cingular shall include on its monthly bills charges incurred by DirectBill Subscribers for the purchase of Information Services.

          3.2 Cingular shall collect from DirectBill Subscribers the charges for Information Services.

          3.3 Cingular will provide its traditional billing related Tier I Customer Service for its subscribers, and shall credit DirectBill Subscribers with the amount of any charge for Information Services, which is disputed by the DirectBill Subscriber.

          3.4 Cingular through its billing vendor shall remit to Customer the amount collected from DirectBill Subscribers after subtracting customer credits, bad debt, applicable taxes as directed by Customer, and Cingular's Billing Fees.

          3.5 Cingular will from time to time, in its sole and absolute discretion, assess the reliability and trustworthiness of Customer, and the utility, appropriateness, and desirability, of Customer's Information Services. Based on Cingular's

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                assessment of Customer and Customer's Information Services,
                Cingular shall determine whether to continue this Agreement. If Cingular determines in it sole and absolute discretion based on Cingular's assessment of Customer and Customer's Information Services that this Agreement should be terminated, Cingular shall give Customer thirty (30) days prior notice of the effective date of such termination. Notwithstanding the foregoing, if Cingular at any time determines that that Customer's Information Services or any part of them are Unsuitable Information Services, Cingular may suspend the performance of this Agreement immediately and without notice until and unless the Unsuitable Information Services are removed.

          4.    CUSTOMER UNDERTAKING AND REPRESENTATIONS

          4.1 Customer must develop its Information Services and host them in such a way that Cingular and Qpass can retrieve and deliver them to DirectBill Subscribers initiating a purchase request. A description of the programming necessary to integrate Customer's Information Services with Cingular's billing vendor is in the DirectBill QuickStart Guide which will be provided to Customer upon execution of this agreement, and can be found at alliances.cingular.com. This guide is subject to revision at any time with reasonable notification to Customer.

          4.2 Customer is solely responsible for the development, operation and maintenance of the Information Service and its sites. Customer also is responsible for ensuring that the Information Services (i) do not disparage, defame, or discredit Cingular or a Cingular Affiliate or their respective names and are not derogatory or detrimental to the good name or business reputation of Cingular or a Cingular Affiliate, and (ii) do not constitute Unsuitable Information Services. Cingular may immediately remove links to any Customer Content that violates the foregoing.

          4.3 Customer will be responsible for Tier II Customer Service as shown in Exhibit 2 ("Customer Service") of this agreement.

          4.4 Customer represents and warrants that the Information Service to be provided by Customer hereunder is in no way unlawful, harmful, threatening, defamatory, obscene, harassing, or racially, ethically or otherwise objectionable; that it does not facilitate illegal activity, depict sexually explicit images, promote violence, promote discrimination, promote illegal activities, or incorporate any materials that infringe or assist others to infringe on any copyright, trademark, or other intellectual property rights.

          4.5 Customer shall advise Cingular's billing vendor, Qpass Inc. of the amount of any sales, use, or other taxes that should be imposed on the charges for Customer's Information Services and shall cause Qpass to bill any such taxes and then either to remit such taxes to the appropriate authority or to deliver the amount of such taxes to Customer to pay to the appropriate authority. Customer agrees that Cingular is merely acting as a billing conduit for the amount of the charges imposed by Customer for its services and has not and will not provide Customer with any advice regarding the proper

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                amount of any taxes that Customer should collect, or the
                jurisdictions to which such taxes should be remitted.

          4.6 Reporting: Customer shall report to Cingular on a quarterly basis its content roadmap outlining any upcoming Information Services to be launched. Additionally, Customer will report to Cingular on the tenth business day of each month the following transactional information-

                    - Number of SMS (Short Message Service) messages sent to the Cingular network
                    - Number of Information Services sold through the Cingular network using the Cingular Direct Bill (CDB)
                    -    Number of Information Services sold through the
                         Cingular network using other payment means
                    -    Number of good sent for free through the Cingular
                         network.

                    5. FEES/PAYMENT SCHEDULE. Cingular shall receive from COMPANY as a fee for its Billing and Collection Services, the amounts shown on Exhibit 3 ("Revenue Share"). Additionally, the payment schedule by which fees will be received by the Customer is also shown in Exhibit 3.

                    6. CINGULAR DIRECTBILL MARKETING REPRESENTATION. Customer must represent Cingular DirectBill in accordance with Cingular marketing standards, available via www.cingularads.com. Customer is permitted to utilize the Cingular logo as described therein, but must, at a minimum, include the text "Cingular DirectBill" as an option for payment via whatever payment authorization mechanism is utilized for the DirectBill-enabled applications listed in Exhibit 2.

                    7. TERM/TERMINATION. The Initial Term of this Agreement shall be for one year from signature by both parties. The Agreement will automatically be extended, without any further action by either party, for additional consecutive periods of one (1) year each (each a "Renewal Period") unless notice of termination, as referenced in Section 3.5, is sent by Cingular.

                    8. WARRANTY DISCLAIMER. THE WARRANTIES SET FORTH IN THIS AGREEMENT CONSTITUTE THE ONLY WARRANTIES MADE WITH RESPECT TO THE PERFORMANCE OF SERVICES PROVIDED UNDER THIS AGREEMENT. BOTH PARTIES SPECIFICALLY DISCLAIM ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF CONTENT PROVIDERABILITY, FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES ARISING FROM A COURSE OF DEALING, TRADE USAGE OR TRADE PRACTICE. IN ADDITION, NEITHER PARTY MAKES ANY WARRANTIES WHATSOEVER TO ANY PERSON OR ENTITY (INCLUDING BUT NOT LIMITED TO END USERS) OTHER THAN TO THE OTHER PARTY HEREUNDER.

          9.    LIMITATION OF LIABILITY

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          9.1   General Limitations. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO
                THE OTHER FOR INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, LOST PROFITS OR BUSINESS, OR
                COSTS OF REPLACEMENT SERVICES AND/OR DELAY, HOWEVER CAUSED AND
                ON ANY THEORY OF LIABILITY (INCLUDING CONTRACT, TORT, NEGLIGENCE OR STRICT LIABILITY), ARISING OUT OF THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

          9.2 Limitations on Direct Damages. IN THE EVENT OF ANY DAMAGES TO EITHER PARTY ARISING OUT OF THIS AGREEMENT, ANY RECOVERY OF DAMAGES BY THE OTHER PARTY SHALL NOT EXCEED THE AMOUNT PAID AND/OR OWED BY CUSTOMER IN THE TWELVE (12) MONTHS PRECEDING THE EVENT GIVING RISE TO DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE FOREGOING AMOUNT IS NOT A PENALTY BUT REPRESENTS A GOOD FAITH ESTIMATE BY THE PARTIES OF THE AMOUNT OF DAMAGES INCURRED UPON BREACH OF THIS AGREEMENT. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT THE AMOUNTS PAYABLE HEREUNDER SHALL APPLY, EVEN IF THE PAYING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF HIGHER AMOUNTS OF DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE LIMITATION SET FORTH IN THIS SUBSECTION SHALL NOT APPLY TO ANY AMOUNTS PAYABLE UNDER SECTION 10 (INDEMNIFICATION) OF THIS AGREEMENT.

          10.   INFRINGEMENT AND INDEMNIFICATION.

          10.1 Customer represents and warrants that it has the right to license and deliver the Information Services to Cingular's subscribers within the United States, Canada and Mexico. To the knowledge of Customer, the Information Services are and will be free of any third party claims for misappropriation of trade secrets, or the infringement of any patent, copyright, trademark, service mark, or other proprietary right.

          10.2 Customer shall defend, indemnify and hold harmless Cingular, its affiliates and their respective present, former and future officers, directors, employees and agents, and their respective heirs, legal representatives, successors and assigns, and Cingular's vendor for billing services provided hereunder (collectively the "Cingular Indemnitees"), from and against any and all claims, actions, losses, costs, liabilities or expenses (including, without limitation, reasonable attorneys' fees) which any of the Cingular Indemnitees may suffer, incur or sustain resulting from, or arising out of (a) any breach of the representations and warranties in this Agreement; (b) any claim or action that Customer has misappropriated the trade secrets of a third person, or that any of the Information Services infringe any patent, copyright, trademark, service mark or other right of any third person; (c) any claim or action arising out of Customer' failure to obtain any consent, approval or license for the

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                Information Services, or its failure to pay any fees in
                connection therewith; (d) violation by Customer of any applicable law, rule, or regulation without regard to source;
                (e) breach by Customer of any contract with a third party, including but not limited to agreements with End Users; (f) any material provided by Customer which is unlawful, libelous or defamatory; (g) any claim based on the merchantability, fitness for a particular purpose, or completeness, of the Information Services; or (h) any claim that Customers collection or use of End User personal information violates the privacy interests of any such End User.

          10.3 Customer shall, through counsel of its choice, reasonably acceptable to Cingular, assume the defense of any claim or action brought against any Cingular Indemnitee giving rise to the obligations and liabilities of Customer under this section, provided, however, that there is no conflict with such counsel's representation of both Cingular and Customer in connection therewith. Customer acknowledges and agrees that Cingular's vendor for billing services provided hereunder is a third party beneficiary of this provision.

          11.   NONDISCLOSURE.

          11.1 During the term of this Agreement it may be necessary for Cingular to provide Customer with certain written, electronic or oral information ("Information") considered to be private or proprietary. The Customer shall protect such Information received by it from whatever source from distribution, disclosure or dissemination or use to or by anyone except employees of Customer with a need to know such Information in conjunction with the provision of services hereunder, except as authorized herein or as otherwise authorized in writing.

          11.2 Customer will not have an obligation to protect any portion of Cingular's Information which:

          11.2.1 is made publicly available by Cingular or lawfully by a nonparty to this Agreement; or

          11.2.2 is lawfully obtained by Customer from any source other than Cingular; or

          11.2.3 is previously known to Customer without an obligation to keep it confidential; or

          11.2.4    is released by Cingular in writing.

          11.3 Customer will only make copies of the Information received from Cingular as are necessary for its use under the terms hereof, and each such copy will be marked with the same proprietary notices as appear on the originals. Customer agrees to use the Information solely in connection with this Agreement and for no other purpose. Customer agrees to return all Information and any copies thereof to Cingular upon termination of this Agreement. Customer agrees not to identify Cingular or any other owner of

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                Information disclosed hereunder in any advertising or publicity without the prior written permission of Cingular.

          11.4 Customer's obligations as to the Information shall continue for a period of two (2) years after the termination of this Agreement, provided, however, that such obligation shall continue indefinitely as to Information constituting a Trade Secret under applicable law for so long as such Information remains a Trade Secret.

          12.   ARBITRATION.

          12.1 Cingular and Customer shall use their best efforts to settle any dispute or claim arising from or relating to this Agreement. To accomplish this, they shall negotiate with each other in good faith. If Cingular and Customer do not reach agreement within 30 days, instead of suing in court, Cingular and Customer agree to arbitrate any and all disputes and claims (including but not limited to claims based on or arising from an alleged tort) arising out of or relating to this agreement, or to any prior agreement between Customer and Cingular or any of Customer's or Cingular's affiliates or predecessors in interest.

          12.2 The arbitration of any dispute or claim shall be conducted in accordance with the Wireless Industry Arbitration Rules ("WIA Rules") as modified by this Agreement and as administered by the American Arbitration Association ("AAA").

          12.3 Cingular and Customer acknowledge that this Agreement evidences a transaction in interstate commerce and that the United States Arbitration Act and Federal Arbitration law shall govern the interpretation and enforcement of, and proceedings pursuant to, this or a prior Agreement.

          12.4 Unless Cingular and Customer agree otherwise, the location of any arbitration shall be in Atlanta, Georgia.

          12.5 Cingular and Customer agree that no arbitrator has the authority to: (1) award relief in excess of what this or a prior agreement provides; (2) award punitive damages or any other damages not measured by the prevailing party's actual damages; or (3) order consolidation or class arbitration.

          12.6 Except as otherwise provided herein, all fees and expenses of the arbitration shall equally borne by Customer and Cingular.

          12.7 The arbitrator(s) must give effect to the limitations on Cingular's liability as set forth in this or a prior Agreement, any applicable tariff, law, or regulation.

          12.8 In any arbitration utilizing the rules applicable to Large/Complex cases, as defined under the WIA rules, the arbitrators must also apply the Federal Rules of Evidence, and the losing party may have the award reviewed in accordance with the review procedures set forth in the WIA rules.

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          12.9      Customer agrees that Cingular and Customer each is waiving its respective right to a trial by jury, Customer acknowledges that arbitration is final and binding and subject to only very limited review by a court. If for some reason this arbitration clause is at some point deemed inapplicable or invalid, Customer and Cingular agree to waive, to the fullest extent allowed by law, any trial by jury, in such case, a judge shall decide the subject dispute or claim.

          12.10 Cingular, Customer and Arbitrator(s) shall not disclose the existence, content, or results of any arbitration. Judgement on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

          13.   Miscellaneous.

          13.1 The parties acknowledge that the relationship of the parties is that of independent contractors, and that nothing contained in this Agreement shall be construed to place the parties in the relationship of principal and agent, master and servant, partners or joint venturers. Neither party shall have, expressly or by implication, or represent itself as having, any authority to make contracts or enter into any agreements in the name of the other party, or to obligate or bind the other party in any manner whatsoever.

          13.2 The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its rules regarding conflicts of law.

          13.3 The headings as to contents of particular sections are inserted only for convenience and are in no way to be construed as part of this Agreement.

          13.4 Customer shall not issue or release for publication any articles or advertising or publicity matter relating to the work performed hereunder or mentioning or implying the name of Cingular or any Affiliate, or any of their personnel, unless prior written consent is granted by Cingular.

          13.5 Except as otherwise expressly provided in this Agreement, all notices and demands required or contemplated hereunder by one party to the other shall be in writing and shall be deemed to have been duly made and given upon date of delivery if delivered in person or by an overnight delivery or postal service, upon receipt if delivered by facsimile the receipt of which is confirmed by the recipient, or upon the expiration of five days after the date of posting if mailed by certified mail, postage prepaid, to the addresses or facsimile numbers set forth below their signatures. Either party may change its address or facsimile number for the purpose of this Agreement by notice in writing to the other party as provided herein.

          13.6 No failure or delay on the part of any party hereto to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy by any party preclude any other or further exercise thereof or the exercise of any other right or remedy. No express waiver or assent by any party hereto to any breach of or default in

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                any term or condition of this Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

          13.7 The parties acknowledge that this Agreement has been entered into due to, among other things, the special skills and technical expertise of Customer, and agree that this Agreement may not be voluntarily or involuntarily assigned or transferred by Customer, in whole or in part, and none of the obligations of Customer under this Agreement may be delegated by Customer, in whole or in part, without the prior written consent of Cingular.

          13.8 This Agreement and the exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof, and may not be amended except in writing signed by both parties.

                    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, on the last date and year noted below.

--------------------------------------------------------------------------------
CINGULAR WIRELESS LLC                     'CUSTOMER'


Signature:  /s/ Rob Hyatt                 Signature:  /s/ Rick Hennessey
          ----------------------------              ----------------------------
Name:  Rob Hyatt                          Name:  Rick Hennessey
     ---------------------------------         ---------------------------------
Title: Exec. Dir. - Data Product Mgt.     Title: President
      --------------------------------          --------------------------------
Date:  1-9-2004                           Date:  12-22-03
--------------------------------------    --------------------------------------

 Glenridge Highlands Two
 5565 Glenridge Connector                 Address: 5847 San Felipe St., Suite
 Atlanta, GA 30342                        2825
                                          Houston, Texas 77057-3000


Attn: Cristy Swink Director -             Attn: Robert E. Huntley
      3/rd/ Party Revenue                 Facsimile: (713) 924-9688
Facsimile: (404) 236-5430

With a copy to:                           With a copy to:

Glenridge Highlands Two                   Robert M. Mullins
5565 Glenridge Connector                  Gunn. Mullins & Farrell, L.L.P.
Atlanta, GA 30342                         1415 North Loop West, Suite 1100
Attn: General Counsel                     Houston, TX 77008
Facsimile:_________________               Facsimile: (713) 869-3085
--------------------------------------------------------------------------------

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                                    Exhibit 1

                          Approved Information Services
                          -----------------------------

Content-
Customer will be allowed to sell Information Services to the Cingular User base. This content will be limited to Java Games/Application, WAP Games, and Ringtones, to any and all devices capable of receiving them. Cingular must be notified, in advance of starting sales, of any other content categories outside of these. Cingular will have thirty (30) days to respond to these requests and disapprove the selling of these new content categories; else Customer can begin sales efforts. Notification should be sent to the same address c/o the contract signor for Cingular.

The initial content provided by the Customer will include the following:

--------------------------------------------------------------------------------
Content Type                  Titles
--------------------------------------------------------------------------------
-  Java (J2ME)                -  Star Exceed
                              -  Star Diversion
                              -  Dwango Racing
                              -  Aqua X
                              -  Jumpeon
                              -  Blackjack
                              -  Roulette
                              -  Slots
                              -  Etc.
-  WAP Games                  -  Traders Odyssey
                              -
                              -
-  Ringtones                  -
                              -
                              -
-                             -
                              -
                              -
--------------------------------------------------------------------------------

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                                    Exhibit 2
                                    ---------

                                Customer Service

Customer shall provide the following customer support to Cingular. Cingular shall be responsible for billing related customer service contact with Users (Tier I). Any technical problem found during the use of Information Services may be identified and with best efforts classified and shared with the Customer by Cingular.

(1) Customer shall create and provide to Cingular one set of support training materials, in the English language, for use by Cingular as a reference when reviewing customer issues and potential inquiries regarding Information Services.

(2)  Suspected Technical Problem With Content:
     (a) If Cingular suspects a technical problem with any Information Service (a "Suspected Technical Problem") for which Customer may be responsible hereunder, Cingular shall direct such Suspected Technical Problem in English to Customer via identified appropriate contact identified in Section 1.3. (the "Suspected Technical Problem Notice").
     (b) The Suspected Technical Problem Notice shall be directed as appropriate (likely via toll-free customer service phone number or email) and shall attempt to include the following information:
          (i) Contact information of the reporter/reporting department (including name, department, call back number, fax number and email address);
          (ii) The Information Service affected (Cingular shall identify the Information Service in accordance with the file name utilized by Customer to deliver same to Cingular);
          (iii) Description of Suspected Technical Problem including, without limitation, the nature of the malfunction or design defect;
          (iv)  An issue severity level; and
          (v) Any other pertinent information to assist Customer in its analysis and proposed resolution of the Suspected Technical Problem.
     (c)  Response to a Suspected Technical Problem Notice.
          (i)   Customer shall use commercially reasonable efforts to resolve the Suspected Technical Problem as quickly as possible.
          (ii)  Customer will communicate efforts, solution results, or listing of continued issues to Cingular as a part of this response.
(4)  Technical Questions.
     (a) If Cingular has a technical question regarding Information Services in the event there is no Suspected Technical Problem (a "Technical Question"), Cingular may direct such Technical Questions, in English, to appropriate contact point as identified in Section 1.3 ("Technical Question Notice").
     (b)  The Technical Question Notice shall contain the following information:
          (i) Contact information of the reporter/reporting department (including name, department, call back number, fax number and email address);
          (ii) The Information Service affected (Cingular shall identify the Information Service in accordance with the file name utilized by Customer to deliver same to Cingular);

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          (iii) Description of the Technical Question, including, without limitation, questions concerning functionality of the Information Service and/or Java content or questions concerning documentation provided to Cingular;
          (iv) Any other pertinent information to assist Customer in its analysis and proposed resolution of the Suspected Technical Problem.
     (c)  Response to a Technical Question Notice.
          (i) Customer shall use commercially reasonable efforts to respond to a Technical Question Notice within five (5) Business Days after its receipt.
          (ii) Customer's response to a Technical Question Notice shall include any applicable answers or solutions to the Technical Question.


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                                    Exhibit 3

                                  Revenue Share

Revenue Share-
Customer will receive [*] of all revenues associated with sale of Information Services to the Cingular customers. Cingular will retain the remaining [*] of such revenue when the Customer used Cingular Direct
Bill (CDB) for payment of Information Services. Customer will be required to offer CDB as the primary billing solution for the sale of Information Services.

Cost
Customer will pay $400 to Cingular for Direct Bill vendor setup costs. This amount is payable within 10 business days following the receipt of the executed copy of this agreement. Checks should be made payable to Cingular Wireless and sent to the address as noted in this agreement.

Retail Pricing-
Customer will have sole discretion to determine the retail pricing however, all transactions will be priced at a minimum of $1.00 USD when using CDB as a payment option.

Payment Schedule-
Cingular, through its billing vendor, shall pay Customer on thirty day (monthly) cycle within 45 days after Cingular receipt and confirmation of invoice from Cingular's billing services vendor (QPass) (e.g. April billing cycle potentially received by Cingular on May 5/th/, confirmed on May 10/th/, payment sent by Cingular by approximately June 15/th/.)




----------------
* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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